UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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BELLSOUTH CORPORATION

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Cingular Business Markets Group
Dear BMG Colleagues,
Our parents, AT&T and BellSouth, issued some very exciting news this week regarding their intention to merge. This transaction will go through a number of approvals, and our parent companies anticipate it will be completed in about a year. Announcements like this naturally raise questions and I wanted to reach out today to discuss how the merger affects Cingular, BMG and you as a BMG employee.
The merger is a very positive development for Cingular and our customers. It will create a stronger and more nimble company with simpler governance to accelerate time to market for converged wireless/wireline solutions. Our customers will benefit from a broader pool of resources and an expanded product set. Since Cingular currently represents the wireless assets of our two parent companies, we anticipate that Cingular’s wireless operations will remain largely unchanged, with headquarters in Atlanta.
BMG has established Cingular as a leader in B2B, with an unprecedented investment in enterprise-optimized business infrastructure and services, and unmatched wireless business expertise. Our parent companies recognize the value these capabilities will deliver.
During this time it is critical that each of you stay focused on your customers, BMG’s Priorities, the 4 R’s and your individual business goals. For those of you who were with us during the AT&T Wireless/Cingular merger, you will remember that we approached that transaction with a strong commitment to ensure a positive customer experience. It is imperative that we approach this merger with the same sense of professionalism.
In your customer conversations, concentrate on the business value we can deliver for them with wireless technology. When discussing the merger and its impacts, focus on what is known today and don’t speculate. BMG-specific talking points are included below to help you with questions from your customers. I also encourage you to visit additional resources on my-cingular to stay informed about the progress of the merger as more information becomes available.
I am extremely proud of what all of us in BMG have accomplished in the past year while we implemented many changes to our infrastructure and processes. You’ve done just a phenomenal job. Together we will continue to deliver on our commitment to be the best in the business.
I look forward to our continued success in the coming year and beyond.
Sincerely,

Kent Mathy
President, Business Markets Group

AT&T/BellSouth Merger
Business Markets Group
Customer Talking Points and BMG Q&A
March 6, 2006
Use the talking points and Q&A below for your discussions with customers but please do not forward this information to your customers. It is intended for internal-use only.
Talking Points
1.	The merger of AT&T and BellSouth is very positive for Cingular Wireless and our business customers.

2.	The transaction will simplify our governance, improve service to our enterprise customers and accelerate introduction of converged wireless/wireline solutions.

3.	The merger process is anticipated to take about a year to go through all of the approvals. Our parents are very early in the merger process and more information will continue to be announced over time.

4.	AT&T has stated that the majority of Cingular’s operations will remain unchanged, and will continue to be headquartered in Atlanta, GA.

5.	Cingular’s Business Markets Group has invested heavily to build enterprise-optimized business support systems and is uniquely positioned to deliver best in class wireless business solutions, today and tomorrow.

6.	In the pre-merger period, we will continue to work with our parent companies, as appropriate as we have in the past, to deliver integrated products and services for our customers.

7.	Our priority will continue to be to provide exceptional service and business value to our customers now and in the future.

BMG-specific Q&A
What does the announcement mean for Cingular and BMG?
Until the merger is completed, Cingular, AT&T and BellSouth will each operate as they do today — as separate companies. Please use existing guidelines for interacting with our parent companies.
Business customers will continue to have access to the resources and expertise of Cingular’s Business Markets Group:
•	A premier wireless voice and data network, with more than $6 billion investment in 2005, and similar amount invested this year to integrate our networks and roll out advanced 3G services

•	Systems and processes tailored to the needs of business customers; backed by $250 million investment over 2005/2006 in our B2B infrastructure

•	Rich portfolio of wireless business solutions — from wireless email and messaging to wireless line of business applications

•	Expertise in designing and delivering wireless business solutions for our customers
After the approval and closing of the transaction:
•	AT&T has indicated that our name will change to reflect the world-class “global icon” AT&T brand

•	Our parents will operate as one company, which will simplify the operations and decision making; and enhance our ability to offer converged wireless/wireline services

•	The new company will provide an even better resource for our customers by creating a more simple and nimble business

•	The new company will take advantage of Cingular’s strengths, particularly the investments we’ve made in creating a best-in-class B2B capabilities

•	The new company will leverage the unprecedented investment we’ve made in the new customized business systems, as a platform to serve our business customers

•	AT&T has indicated that our wireless operations will be largely unchanged, and continue to be headquartered in Atlanta, GA.
As we get more information, we will share it with you.
Additional resources:
•	Q&A for Cingular Employees

•	Stan Sigman: Exciting News about the Future of AT&T, BellSouth, and Cingular [transcript]

•	QuickMail Extra 03-05-2006: AT&T and BellSouth Announce an Agreement to Merge
Cautionary Language Concerning Forward-Looking Statements
We have included or incorporated by reference in this document financial estimates and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially from these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T Inc. and BellSouth Corporation and are subject to significant risks and uncertainties outside of our control.
The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of AT&T shareholders to approve the issuance of AT&T common shares or the failure of BellSouth shareholders to approve the merger; the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in AT&T’s, BellSouth’s, and Cingular Wireless LLC’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site (http://www.sec.gov). Neither AT&T nor BellSouth is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement/prospectus of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration statement and joint proxy statement, when they become available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained without charge from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at

BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309. AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration statement and joint proxy statement, and the other relevant documents filed with the SEC when they become available.
© 2005 Cingular Wireless LLC
Copying, distribution or publication without express written permission is prohibited.